EXHIBIT 99.2

TOMI Environmental Solutions Regains Compliance with Nasdaq Minimum Bid Price Requirements

FREDERICK, Md., January 15, 2025 (GLOBE NEWSWIRE) -- TOMI Environmental Solutions, Inc.® (“TOMI”) (NASDAQ: TOMZ), a global company specializing in disinfection and decontamination solutions, announced today that as of January 14, 2025, the Company has regained compliance with the minimum closing bid price requirement under Nasdaq Listing Rule 5550(a)(2) after the closing bid price of the Company’s common stock was $1.00 per share or greater for 10 consecutive trading days. Accordingly, the Company's common stock will continue to be listed on The Nasdaq Capital Market and trade under the symbol “TOMZ”.

Dr. Halden Shane, CEO of TOMI Environmental Solutions, stated, "We are pleased to have regained compliance with Nasdaq's minimum bid price requirement. Our achievements in 2024 underscore our financial discipline and strategic execution, which have strengthened our market position and enabled us to execute our strategies for future growth. As we move into 2025, our focus remains on driving innovation, expanding our partnerships, and exploring new markets and opportunities to continue building long-term value for our shareholders."

TOMI intends to build on the financial and operational progress achieved in 2024 with a robust strategy focused on the following key growth drivers:

•	Expanding Partnerships in High-Growth Markets: TOMI will strengthen relationships with existing government, commercial, and educational partners while pursuing new opportunities in emerging sectors. Recent contracts with school districts and food processors highlight the scalability of SteraMist technology in addressing infection prevention across diverse settings.

•	Innovating with SteraMist Technology: TOMI remains committed to enhancing its product offering through research and development, ensuring the company stays ahead of evolving public health needs and regulatory standards.

•	Targeting International Growth: With infectious diseases becoming a global concern, TOMI will focus on expanding its international footprint. Strategic investments in key regions will position the company to capitalize on global demand for effective disinfection and decontamination solutions.

•	Operational and Financial Excellence: TOMI will maintain its focus on operational efficiency, cost containment, and strategic resource allocation to drive sustainable revenue growth and shareholder returns.

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TOMI™ Environmental Solutions, Inc.: Innovating for a safer world®

TOMI™ Environmental Solutions, Inc. (NASDAQ: TOMZ ) is a global decontamination and infection prevention company, providing environmental solutions for disinfection through the manufacturing, sales and licensing of its premier Binary Ionization Technology® (BIT™) platform. Invented under a defense grant in association with the Defense Advanced Research Projects Agency (DARPA) of the U.S. Department of Defense, BIT™ solution utilizes a low percentage hydrogen peroxide as its only active ingredient and uses patented ionized Hydrogen Peroxide (iHP™) technology in all SteraMist systems to create superior disinfection. TOMI products are designed to service a broad spectrum of use sites, including, but not limited to, hospitals and medical facilities, biosafety labs, pharmaceutical facilities, commercial and office buildings, schools, restaurants, meat and produce processing facilities, and police and fire departments.

For additional information, please visit http://www.steramist.com or contact us at info@tomimist.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements relating to TOMI’s strategies for future growth and ability to achieve our financial and performance objectives.  Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, our ability to maintain and manage growth and generate sales, our reliance on a single or a few products for a majority of revenues; the general business and economic conditions; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed by us with the SEC and other periodic reports we filed with the SEC. The information provided in this document is based upon the facts and circumstances known at this time. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and we undertake no duty to update such information, except as required under applicable law.

INVESTOR RELATIONS CONTACT:

John Nesbett/Rosalyn Christian

IMS Investor Relations

tomi@imsinvestorrelations.com

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